Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE DATED AS OF MAY 8, 2017

TO

SENIOR DEBT INDENTURE DATED OCTOBER 31, 2014

BETWEEN

STATE STREET CORPORATION

AND

U.S. BANK NATIONAL ASSOCIATION

Trustee

THIS FIRST SUPPLEMENTAL INDENTURE (“Supplemental Indenture”) is dated as of May 8, 2017 between STATE STREET CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, as the Company, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee. All terms used in this Supplemental Indenture which are defined in the Senior Debt Indenture dated as of October 31, 2014 between said parties (as supplemented or amended prior to the date hereof, the “Original Indenture”), and are not otherwise defined in this Supplemental Indenture, shall have the meanings assigned to them in the Original Indenture.

W I T N E S S E T H :

WHEREAS, the Company and the Trustee are parties to the Original Indenture;

WHEREAS, Section 901(5) of the Original Indenture provides that without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental to the Original Indenture to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

WHEREAS, the Company wishes to make certain changes relating to covenants, covenant breaches, events of default, remedies and permitted transfers, with the amendments applying only to Securities issued after the time this Supplemental Indenture is executed and not applying to, or modifying the rights of Holders of, any other Securities;

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the covenants and other provisions set forth in this Supplemental Indenture and the Original Indenture, the Company and the Trustee mutually covenant and agree with each other, and for the equal and proportionate benefit of the respective Holders of the applicable Securities from time to time, as follows:

ARTICLE 1

Amendment of Original Indenture

Section 1.01.    Applicability. Section 1.02 of this Supplemental Indenture (a) shall, except as otherwise may be provided pursuant to Section 301 of the Original Indenture with respect to any particular Security issued after the date hereof, apply to Securities issued after the execution of this Supplemental Indenture and (b) shall not apply to, or modify the rights of Holders of, any Securities issued before such execution. For purposes of this Section 1.01, a Security shall be deemed to be issued at the time of the original issuance of the Security pursuant to Section 301. The Trustee shall have no obligation to determine whether any Security has been issued after or before the execution of this Supplemental Indenture. The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any such determination made by the Company.

Section 1.02.    Amendments

(a)    Section 101 of the Original Indenture is hereby amended by adding the following definition immediately following the definition of “corporation”:

““Covenant Breach” means, with respect to the Securities of any series:

(1)    default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(2)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in Section 501 of this Indenture or which has expressly been included in this Indenture solely for the benefit of Securities of one or more other series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder.

A Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specifically provided pursuant to Section 301 with respect to such Security.”

(b)    The definition of “Intermediate Subsidiary” contained in Section 101 of the Original Indenture is hereby deleted in its entirety.

(c)    Section 101 of the Original Indenture is hereby amended by adding the following definition immediately following the definition of “Maturity”:

““Notice of Covenant Breach” has the meaning specified in the definition of “Covenant Breach” in this Section 101.”

(d)    The definition of “Notice of Default” contained in Section 101 of the Original Indenture is hereby deleted in its entirety.

(e)    The first sentence of the sixth paragraph of Section 104 of the Original Indenture is hereby amended to read in its entirety as follows:

“The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Covenant Breach, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series.”

(f)    The eighth paragraph of Section 203 of the Original Indenture is hereby amended to read in its entirety as follows:

“[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants, Events of Default and Covenant Breaches with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]”

(g)    The eleventh paragraph of Section 203 of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph:

“For the purpose of this paragraph, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities.”

(h)    The twelfth paragraph of Section 203 of the Original Indenture is hereby amended to read in its entirety as follows:

“As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.”

(i)    Section 301 of the Original Indenture is hereby amended by deleting the existing Clause (18) and replacing such Clause with the following:

“(18) any addition to or change in the covenants set forth in Article Ten or the definition of “Covenant Breach” set forth in Section 101, which applies to Securities of the series; and”.

(j)    Clause (2)(B) of Section 305 of the Original Indenture is hereby amended to read in its entirety as follows:

“(B) there shall have occurred and be continuing an Event of Default or Covenant Breach with respect to such Global Security or”.

(k)    The definition of “Events of Default” contained in Section 501 of the Original Indenture is hereby amended by deleting the existing Sections 501(2), 501(3), 501(4), 501(5) and 501(6) and replacing them with the following, and references in the Original Indenture to “Events of Default” shall mean Events of Default as such term is so amended:

“(2)    default in the payment of the principal of or any premium on any Security of that series at its Maturity, and continuance of such default for a period of 30 days; or

(3)    [OMITTED]

(4)    [OMITTED]

(5)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and, in the case of either clause (A) or (B), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)    the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or the taking of corporate action by the Company in furtherance of any such action; or”

(l)    Section 501 of the Original Indenture is hereby amended by adding the following paragraph at the end of such Section:

“For the avoidance of doubt, the events described in clauses (5) and (6) of this Section 501, insofar as they relate to the Bank, shall not constitute an Event of Default.”

(m)    The first paragraph of Section 502 of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph.

“For the further avoidance of doubt, except to the extent otherwise specifically provided pursuant to Section 301 with respect to a particular Security or Securities, neither the Trustee nor any Holder shall be entitled to accelerate the Maturity of any Security, nor shall the Maturity of any Security be otherwise accelerated, as a result of a Covenant Breach.”

(n)    Section 503 of the Original Indenture is hereby amended by deleting the existing Clause (2) of the first paragraph and replacing such Clause with the following:

“(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of 30 days,”

(o)    The second paragraph of Section 503 of the Original Indenture is hereby amended to read in its entirety as follows:

“If an Event of Default or Covenant Breach with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.”

(p)    Section 507 of the Original Indenture is hereby amended by deleting the existing Clauses (1) and (2) and replacing such Clauses with the following:

“(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default or Covenant Breach with respect to the Securities of that series;

(2)    the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, in its own name as Trustee hereunder;”.

(q)    The first sentence of Section 511 of the Original Indenture is hereby amended to read in its entirety as follows:

“No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default or Covenant Breach shall impair any such right or remedy or constitute a waiver of any such Event of Default or Covenant Breach or an acquiescence therein.”

(r)    The second paragraph of Section 513 of the Original Indenture is hereby amended to read in its entirety as follows:

“Upon any such waiver, such default shall cease to exist, and any Event of Default or Covenant Breach arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.”

(s)    The first paragraph of Section 602 of the Original Indenture is hereby amended to read in its entirety as follows:

“If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Clause (2) of the definition of “Covenant Breach” in Section 101 with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach with respect to Securities of such series.”

(t)    Section 603 of the Original Indenture is hereby amended by deleting the existing Clause (9) and replacing such Clause with the following:

“(9)    the Trustee shall not be deemed to have notice of any default, Event of Default or Covenant Breach unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;”.

(u)    Section 608 of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph:

“For the purpose of determining whether a conflicting interest exists within the meaning of the Trust Indenture Act, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

(v)    The first paragraph of Section 801 of the Original Indenture is hereby amended to read in its entirety as follows:

“The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person (other than the conveyance, transfer or lease of its properties and assets substantially as an entirety to one or more of the Company’s Subsidiaries) unless:”

(w)    Section 801 of the Original Indenture is hereby amended by deleting the existing Clause (2) and replacing such Clause with the following:

“(2)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach, shall have happened and be continuing; and”.

(x)    Section 1004 of the Original Indenture is hereby amended to read in its entirety as follows:

“The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

(y)    Section 1008 of the Original Indenture is hereby amended to read in its entirety as follows:

“So long as any of the Securities shall be outstanding, neither the Company nor any Subsidiary that owns Voting Stock of the Bank will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank or of any Subsidiary that owns Voting Stock of the Bank, nor will the Company or any Subsidiary that owns Voting Stock of the Bank permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase, shares of, Voting Stock of the Bank, except that the Company, any such Subsidiary that owns Voting Stock of the Bank, or the Bank, as the case may be, may make any such sale, assignment, transfer, grant of a security interest, issuance or other disposition if, after giving effect thereto (and assuming for such purpose that all such convertible securities have been fully converted and all such options, warrants or rights have been fully exercised), the Company (whether directly or indirectly through one or more Subsidiaries (and after adjustment for any stock of a Subsidiary not held directly or indirectly by the Company)) will own in the aggregate at least 80% of the Voting Stock of the Bank then issued and outstanding free and clear of any security interest. Notwithstanding the foregoing, and for the avoidance of doubt, (i) subject to provisions of Article Eight, the Company may merge, consolidate or combine with the Bank or merge, consolidate or combine with another corporation and (ii) the Bank may be merged into or consolidated with another corporation organized under the laws of the United States, any State thereof or the District of Columbia if, in the case of a transaction described in this clause (ii), after giving effect to such merger, consolidation or combination of the Bank, the Company (whether directly or indirectly through any one or more Subsidiaries (and after adjustment for any stock of a Subsidiary not held directly or indirectly by the Company)) will own in the aggregate at least 80% of the Voting Stock of the resulting entity (whether the Bank or such other corporation) and immediately after giving effect thereto and treating any such resulting entity as the Bank for purposes of this Indenture, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach, shall have happened and be continuing.”

(z)    The last sentence of Section 1302 of the Original Indenture is hereby amended to read in its entirety as follows:

“For the avoidance of doubt, following a defeasance of any series of Securities, payment of the Securities of such series may not be accelerated because of an Event of Default (or for the further avoidance of doubt, because of a Covenant Breach).”

(aa)    Section 1303 of the Original Indenture is hereby amended to read in its entirety as follows, and references in the Original Indenture to “Covenant Defeasance” shall mean Covenant Defeasance as such term is defined in Section 1303 as so amended:

“Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 1008 and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any breach under Section 1008 or any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities shall be deemed not to be or result in an Event of Default or a Covenant Breach, in each case, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a Covenant Defeasance with respect to any Securities or series of Securities, payment of such Securities or series of Securities may not be accelerated because of an Event of Default resulting from a failure to comply with the obligations or covenants in any such specified section in this Section 1303 (or, for the avoidance of doubt, because of a Covenant Breach).”

(bb)    Section 1304 of the Original Indenture is hereby amended by deleting the existing Clause (5) and replacing such Clause with the following:

“(5)    No event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).”

ARTICLE 2

Miscellaneous Provisions

Section 2.01.    Other Terms of Indenture. Except insofar as otherwise expressly provided in this Supplemental Indenture, all provisions, terms and conditions of the Original Indenture are in all respects ratified and confirmed and shall remain in full force and effect. To the extent set forth in Section 1.01 above, this Supplemental Indenture shall be a part of the Indenture.

Section 2.02.    Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.03.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.04.    The Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first above written.

STATE STREET CORPORATION

By:	/s/ John Slyconish
Name: John Slyconish
Title: Executive Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Laura Cawley
Name: Laura Cawley
Title: Vice President